EXHIBIT 99.1

Supplemental Information from the Preliminary Offering Memorandum dated June 16, 2014
RISK FACTORS
Changes in laws and regulations affecting our financial services and products could have a material adverse effect on our operations and financial performance.
Our financial products and services are subject to extensive regulation under various federal, state, local and international laws and regulations. There have been, and continue to be, legislative and regulatory efforts to regulate, prohibit or severely restrict some of the types of short-term financial services and products we offer, particularly payday loans and auto title loans.
Adverse legislation could be enacted in any country, state or municipality in which we operate. If such legislation is enacted in any particular jurisdiction, we generally evaluate our business in the context of the new legislation and determine whether we can continue to operate in that jurisdiction with new or modified products or whether it is feasible to enhance our business with additional product offerings. In any case, if we are unable to continue to operate profitably under the new law, we may decide to close or consolidate stores, resulting in decreased revenues, earnings and assets.
For example, in recent years, several cities in Texas (including Dallas, Austin, San Antonio and Houston) have adopted municipal ordinances imposing restrictions on certain financial services products we can offer as a credit services organization or credit access business in those cities. Specifically, the ordinances require municipal registrations, limit the amount borrowers can borrow and require principal paydowns on refinancing or with each installment payment. These limitations and restrictions make the products less attractive to our customers, thus lessening demand, and severely impair the financial viability of our financial services business in those cities. We recently closed 20 financial services stores in Dallas, Texas and in the state of Florida, primarily due to the onerous regulatory requirements.
In addition, any financial services business that we undertake directly in international jurisdictions, as well as the financial services businesses conducted by our strategic affiliates, are subject to a variety of regulation by international governmental authorities. Adverse legislation or regulations could be enacted in any of such international jurisdictions, with the result that the financial services business in that jurisdiction becomes less profitable or unprofitable. For example, the Consumer Credit and Corporations Legislation Amendment (Enhancements) Bill 2011 was passed by the Australian Parliament in August 2012. This new law, which went into effect on July 1, 2013, imposes certain limitations and restrictions on short-term consumer loans in Australia, including interest limitations and restrictions on extensions and refinancings. Further, the Financial Conduct Authority, which on April 1, 2014, assumed primary regulatory authority over short-term consumer lending in the U.K., recently released guidance that focuses on the affordability of the credit extended (i.e., the customer’s ability to repay), the use of continuous payment authority to collect repayments and sustained use of short-term credit products. This guidance, when it becomes effective regulation, along with other regulations that may be issued in the future, could have an adverse impact on our online lending business in the U.K.
Many of the legislative and regulatory efforts that are adverse to the short-term consumer loan industry are the result of the negative characterization of the industry by some consumer advocacy groups and some media reports that ignore the credit risk and high transaction costs of serving our customers. We can give no assurance that there will not be further negative characterizations of our industry or that legislative or regulatory efforts to eliminate or restrict the availability of certain short-term loan products, including payday loans and auto title loans, will not be successful despite significant customer demand for such products. Such efforts, if successful, could have a material adverse effect on our operations or financial performance.
The Consumer Financial Protection Bureau has begun exercising its supervisory role over short-term, small-dollar lenders, which could result in a material adverse effect on our operations and financial performance.
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank”) established the Consumer Financial Protection Bureau (the ‘‘CFPB’’), which has the power to, among other things, regulate companies that offer or supply payday loans and other products and services that we offer. The CFPB now exercises its supervisory and regulatory authority over non-depository companies providing consumer financial services products and services.
Under its supervisory and examination powers, the CFPB has authority to inspect short-term lenders’ books and records and lending practices, including marketing, underwriting, loan application and processing and collections. The CFPB has published its Short-Term, Small-Dollar Lending Examination Procedures, outlining the guidelines that CFPB examiners will use in examining short-term lenders. The CFPB has begun to conduct examinations of payday loan companies to assess companies’ compliance with federal consumer financial services laws, obtain information on the activities and procedures of short-term lenders and detect risks to consumers. Should the CFPB determine that a financial service provider is in violation of federal law, it has broad authority to initiate administrative actions or litigation, in which it may seek cease and desist orders for the provider’s activities, rescission of loan contracts and impose civil administrative fines and penalties ranging from $5,000 per day for violations of federal consumer financial laws (including the CFPB’s own rules) to $25,000 per day for reckless violations and $1 million per day for knowing violations. If the CFPB or other officials believe we have violated federal consumer financial protection laws or regulations, they could exercise their enforcement powers in ways that could have a material adverse effect on our operations and financial performance.
The CFPB also has rule-making authority over short-term lenders. While it does not have authority to regulate fees, it conceivably could adopt rules that could impair the viability or financial performance of products and services. On April 24, 2013, the CFPB issued a report following an in-depth review of short-term small dollar loans, including payday loans. While the CFPB acknowledges the clear demand for small dollar credit products, it does express concern regarding the risk of sustained use of these products by some consumers. The CFPB reiterated its authority to adopt rules identifying unfair, deceptive or abusive practices in connection with the offering of consumer financial products and services and stated that it expects to use its authority to provide such protections. It is not possible to accurately predict what affect the CFPB will have on our business. The CFPB, through its supervisory or enforcement role or through its rule-making authority, could take actions that would have a material adverse effect on our operations and financial performance.
In February 2014, we received a Civil Investigative Demand (“CID”) from the CFPB. The CID requests us to produce documents and provide answers to written questions. We have submitted all information requested by the CFPB and are cooperating with the CFPB in its investigation. At this time, we are unable to predict the outcome of this CFPB investigation, including whether the investigation will result in any action or proceeding against us.
A significant portion of our business is concentrated in Texas.
As of March 31, 2014, over half of our financial services stores and almost half of our domestic pawn stores were located in Texas, and those stores account for a significant portion of our revenues and profitability. With the exception of activity at the municipal level that has negatively impacted (or may negatively impact) our financial services business, the legislative, regulatory and general business environment in Texas has been relatively favorable for our business activities. We have been successful in growing and expanding our businesses in areas outside Texas for the past several years, and we expect that our business in other areas will continue to grow faster than our business in Texas.
A negative legislative or regulatory change in Texas could have a material adverse effect on our overall operations and financial performance. We offer short-term consumer loans in Texas through our credit services organization program in both storefronts and online. If new adverse legislation is enacted in Texas, it could require us to alter or discontinue some or all of our consumer loan business in Texas. During 2013, the Texas Senate passed a bill that, had it been enacted into law, would have adversely affected our consumer loan business in Texas. The bill included caps on fees, limitations on the amounts that can be loaned, limitations on the number of refinancings, cooling off periods and other restrictions. That bill failed to gain sufficient support in the Texas House of Representatives and was not enacted into law. There can be no assurance that similar legislation will not be considered, or possibly enacted, during future legislative sessions. Even if no legislation is enacted at the state level, various municipalities may still consider and enact ordinances that restrict short-term consumer loans (as Dallas, Austin, San Antonio, Houston and several smaller cities have already done).
A significant change in foreign currency exchange rates could have a material adverse impact on our earnings and financial position.
We have foreign operations in Mexico, Canada and the United Kingdom and an equity investment in Australia. Our assets and investments in, and earnings and dividends from, each of these must be translated to U.S. dollars from their respective functional currencies. A significant weakening of any of these foreign currencies could result in lower assets and earnings in U.S. dollars, resulting in a material adverse impact on our financial position, results of operations and cash flows.
Changes in our liquidity and capital requirements or in banks’ abilities or willingness to lend to us could limit our ability to achieve our plans.

We require continued access to capital. A significant reduction in cash flows from operations or the availability of credit could materially and adversely affect our ability to achieve our planned growth and operating results. We currently have a $200 million revolving credit facility with a syndicate of banks. If one of those banks is unable to provide funding in accordance with its commitment, our available credit could be reduced. Our current credit facility is scheduled to terminate in May 2015. Our ability to obtain a new credit facility or alternative financing will depend upon market conditions and our financial condition at the time. If we are unable to obtain a new credit facility or other alternative financing on terms that are acceptable to us, our ability to achieve our growth objectives, and our financial condition and results of operations, may be adversely affected. We will use the net proceeds of this offering to pay off our current credit facility, which we will terminate.

One person beneficially owns all of our voting stock and controls the outcome of all matters requiring a vote of stockholders, which may influence the value of our publicly traded non-voting stock.
Phillip E. Cohen is the beneficial owner of all of our Class B Voting Common Stock. As a result of his equity ownership stake, Mr. Cohen controls the outcome of all issues requiring a vote of stockholders and has the ability to control our policies and operations. All of our publicly traded stock is non-voting stock. Consequently, stockholders other than Mr. Cohen have no vote with respect to the election of directors or any other matter requiring a vote of stockholders except as required by law. This lack of voting rights may adversely affect the market value of our publicly traded Class A Non-Voting Common Stock.
For the past several years (as described in our 2013 Annual Report), we have entered into advisory services agreements with Madison Park, LLC, a financial advisory firm wholly owned by Mr. Cohen. The agreement for fiscal 2014 called for the payment of a retainer fee of $600,000 per month plus the reimbursement of out-of-pocket expenses incurred in connection with the engagement. On May 20, 2014, we provided Madison Park with a 30-day notice of termination pursuant to the terms of the agreement, and the agreement will terminate effective June 19, 2014, after which we will have no further obligations to pay retainer fees under the agreement.
Our online short-term consumer lending business is subject to additional risks.
In addition to being subject to the various federal, state and local regulations that are applicable to short-term consumer lending generally, our online short-term consumer loan business (both in the U.S. and the U.K.) is subject to other regulations and risks. For example, we will be dependent on third parties, referred to as lead providers, to provide us with prospective new customers. Generally, lead providers operate separate websites to attract prospective customers and then sell those ‘‘leads’’ to online lenders. As a result, the success of our online consumer lending business depends substantially on the willingness and ability of lead providers to send us customer leads at prices acceptable to us. The loss or a reduction in leads from lead providers, or the failure of our lead providers to maintain quality and consistency in their programs or services, could reduce our customer prospects and could have a material adverse effect on the success of this line of business. Furthermore, the lead providers’ failure to comply with applicable laws or regulations, or any changes in laws or regulations applicable to lead providers, could have an adverse effect on our online consumer lending business. There have been legislative efforts in the past to prohibit the use of lead providers or generators to secure consumer business. Although the legislation was not enacted, any new regulation could significantly impact the manner in which the online lending business is conducted, and could significantly negatively affect the success and profitability of our online lending business.
Our online lending business in the U.K. is subject to additional risk due to the regulatory environment. Regulatory authority over the short-term consumer loan business in the U.K. (both storefront and online) recently transitioned from the Office of Fair Trade (OFT) to the Financial Conduct Authority (FCA). The FCA has published regulatory guidelines that indicate that it will take a much more active and stringent regulatory approach to the industry, and many activities and practices that were common and acceptable under OFT regulation will be prohibited or discouraged under FCA regulation. We recently informed the FCA of three issues regarding prior practices and are in discussions with the FCA regarding the extent of those practices and whether remediation actions, including payments to customers, are warranted. Although these matters have not been resolved, these and other enforcement actions, whether initiated by enforcement personnel or our own self-reporting, could have a material adverse effect on our results of operations and could negatively affect our reputation.
We invest in companies for strategic reasons and may not realize a return on our investments.
We currently have a significant investment in Cash Converters International Limited, which is a publicly traded company based in Australia. We have made this investment, and may in the future make additional investments in this or other companies, to further our strategic objectives. The success of these strategic investments is dependent on a variety of factors, including the business performance of the companies in which we invest and the market’s assessment of that performance. If the business performance of any of these companies suffers, then the value of our investment may decline. If we determine that an other-than-temporary decline in the fair value exists for one of our equity investments, we will be required to write down that investment to its fair value and recognize the related write-down as an investment loss. Any realized investment loss would adversely affect our results of operations. We previously had an investment in Albemarle & Bond. Based on our review of Albemarle & Bond and its business as of September 30, 2013, we wrote down a significant portion of our investment, and recognized an investment loss, in the fourth quarter of fiscal 2013. Due to a continued deterioration in Albemarle & Bond’s business and prospects, we wrote down the remainder of our investment, and recognized an additional investment loss, in the second quarter of fiscal 2014. Furthermore, there can be no assurance that we will be able to dispose of some or all of the investment on favorable terms, should we decide to do so in the future.
Goodwill comprises a significant portion of our total assets. We assess goodwill for impairment at least annually, which could result in a material, non-cash write-down and could have a material adverse effect on our results of operations and financial condition.
The carrying value of our goodwill was $435 million, or approximately 32% of our total assets, as of March 31, 2014, over $83 million of which is attributable to our two online lending businesses. In accordance with Financial Accounting Standards Board Accounting Standards Codification 350-20-35, Goodwill - Subsequent Measurement, we test goodwill and intangible assets with an indefinite useful life for potential impairment annually, or more frequently if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying value. These events or circumstances could include a significant change in the business climate, a change in strategic direction, legal factors, operating performance indicators, a change in the competitive environment, the sale or disposition of a significant portion of a reporting unit, or future economic factors such as unfavorable changes in the estimated future discounted cash flows of our reporting units. Our annual goodwill impairment test is performed in the fourth quarter utilizing the income approach. This approach uses future cash flows and estimated terminal values for each of our reporting units (discounted using a market participant perspective) to determine the fair value of each reporting unit, which is then compared to the carrying value of the reporting unit to determine if there is an impairment. The income approach includes assumptions about revenue growth rates, operating margins and terminal growth rates discounted by an estimated weighted-average cost of capital derived from other publicly-traded companies that are similar but not identical from an operational and economic standpoint. We completed our annual assessment of goodwill and indefinite lived intangible assets as of September 30, 2013 and determined that no material impairment existed at that date. A downward revision in the fair value of one of our reporting units could result in additional impairments of goodwill and additional non-cash charges. Any charge could have a significant negative effect on our reported net income.
Our subsidiary Ariste Holding Limited operates in the United Kingdom under the name “Cash Genie." Because of the deteriorating regulatory environment in the U.K., we have not been able to achieve the operating performance from Cash Genie that we anticipated at the time of acquisition. Consequently, we believe there is a risk of impairment to the carrying value of some or all of our investment in Cash Genie unless we can successfully enhance the operating performance in the near future.
If our estimates of allowance for loan losses are not adequate to absorb losses, our results of operations and financial condition may be negatively affected.
We maintain an allowance for loan losses for estimated probable losses on company-funded loans and loans in default. We also maintain a reserve for loan losses for estimated probable losses on loans funded by our CSO partners, but for which we are responsible. As of March 31, 2014, our aggregate reserve and allowance for losses on loans not in default (including loans funded by our CSO partners) was $15 million. The amount of reserves and allowances is based on our current assessment of and expectations concerning various factors affecting the quality of our loan portfolio. These factors include, among other things, our borrowers’ financial condition, repayment abilities and repayment intentions. This reserve, however, is an estimate, and if actual losses are greater than our reserve and allowance, our results of operations and financial condition could be adversely affected.